SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 20, 2006
                                                          --------------

                                 BIDVILLE, INC.
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             (Exact name of registrant as specified in its charter)


         NEVADA                        000-31477                 98-0224958
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(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 file number)           Identification No.)


601 CLEVELAND STREET, SUITE 220
         CLEARWATER, FL                                            33755
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(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (727) 210-1458


              601 CLEVELAND STREET, SUITE 120, CLEARWATER, FL 33755
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          (Former name or former address, if changes since last report)

ITEM 1.01   Entry into a Material Definitive Agreement:
            Letter of Intent Signed to Acquire DigiKidz from Media Magic

Effective March 20, 2006, the Board of Directors of Bidville, Inc. (the "Registrant") entered into a Letter of Intent with Media Magic, Inc., for a share exchange agreement in which the Registrant will acquire all of the outstanding shares of DigiKidz, Inc., a wholly owned subsidiary of Media Magic. DigiKidz, Inc., is a developer, producer, distributor and e-commerce marketer of personalized video products for children.

Pursuant to the terms of the agreement, the Registrant will issue 16,666,667 restricted, unregistered shares of our common stock, and a Common Stock Purchase Warrant for an equivalent number of additional shares, exercisable over five (5) years, to Media Magic in exchange for all of the issued and outstanding shares of DigiKidz, Inc., held by Media Magic. Upon closing of the exchange transaction in accordance with this agreement, DigiKidz will become a wholly owned subsidiary of Bidville.

As part of the transaction, the Registrant will also enter into a registration rights agreement with Media Magic with regard to the 16,666,667 shares of common stock, and the underlying shares of the Common Stock Purchase Warrant. Pursuant to that registration rights agreement, Media Magic will have the right, exercisable within two years of the closing date of the exchange transaction, to demand that the Registrant register under the Securities Act up to 100% of the shares issued as of the date of their registration request to Bidville.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Bidville, Inc.
                                        -----------------------------
                                        (Registrant)

Date: March 20, 2006


                                        By:  /s/ Brian J. Schuster
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                                             Brian J. Schuster, Chairman